Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS LOAN AGREEMENT AND PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $5,000,000.00

Note Purchase Price: $4,980,000.00

Originally Issued: February 8, 2013

Second Amendment and Restatement On: November 6, 2013

SECOND AMENDED AND RESTATED

LOAN AGREEMENT AND SECURED PROMISSORY NOTE

This SECOND AMENDED AND RESTATED LOAN AGREEMENT AND SECURED PROMISSORY NOTE (this “Note”) is made by and between Eos Global Petro, Inc., a Delaware corporation (“Borrower”) whose office is located 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067 (fax +1.310-552.1556) and LowCal Industries, LLC, a Wyoming limited liability company (“Holder”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206-1910. As used herein, the term “Holder” shall mean the initial holder named above and any subsequent holder of this Note, whichever is applicable from time to time.

This Note was originally issued on February 8, 2013 (the “Original Note”). On April 23, 2013, Borrower and Holder agreed to amend and restate the Original Note in its entirety in the First Amendment to the LowCal Agreements dated April 23, 2013 by and among Borrower, Cellteck, Inc., Holder and Sail Property Management Group LLC to increase the principal amount of the loan from $1,250,000 to $2,500,000 (the “First Amendment”).

Borrower is a wholly-owned subsidiary of Eos Petro, Inc., a Nevada corporation (“Parent”). For the avoidance of doubt, at the time of execution of the Original Note and First Amendment, Parent was doing business as Cellteck, Inc., a Nevada corporation, and Borrower was doing business as Eos Petro, Inc., a Delaware corporation. All references in this Note, the First Amendment and the Original Note to Cellteck, Inc., a Nevada corporation, shall be deemed to also be references to the Parent after its name was changed to Eos Petro, Inc. All references in this Note, the First Amendment and the Original Note to Eos Petro, Inc., a Delaware corporation, shall be deemed to also be references to the Borrower after its name was changed to Eos Global Petro, Inc.

In connection with the Original Note, Parent executed a guaranty dated February 8, 2013 (the “Guaranty”). In connection with the First Amendment, Borrower granted to Holder a lien on, assignment of and security interest in and to certain oil and gas property rights that are held by the Borrower pursuant to a Mortgage, Assignment of Production, Security Agreement and Financing Statement dated February 8, 2013, as amended on April 23, 2013 (the “Assignment”).

Borrower and Holder now desire to amend and restate the Original Note, as well as other terms of the First Amendment, as set forth in this Note and the Second Amendment to the LowCal Agreements dated November 6, 2013 (the “Second Amendment”). In connection with the execution of the Second Amendment and this Note, the parties have agreed to simultaneously execute a Lock-Up/Leak-Out Agreement (the “LULO”) and a Common Stock Purchase Agreement, pursuant to which Parent has agreed to sell to Holder up to One Million (1,000,000) shares of its restricted common stock (the “Second Amendment Stock,” in the “Third Stock Purchase Agreement”). As is further set forth in the Third Stock Purchase Agreement, the per share purchase price for the Second Amendment Stock is the par value of the Parent’s common stock, or $0.0001, for a total purchase price of One Hundred and 00/100 Dollars ($100.00) if all 1,000,000 shares are sold (the “Second Amendment Stock Purchase Price”).

Borrower and Holder agree as follows:

ARTICLE I

THE LOAN

1.1 The Loan and Funding. Borrower has requested Holder to make a loan to Borrower by purchasing, for Four Million Nine Hundred and Eighty Thousand and 00/100 Dollars ($4,980,000.00), this Note in the principal sum of Five Million Five Hundred Thousand and 00/100 Dollars ($5,000,000.00) (the “Loan”). Holder has agreed to purchase this Note from Borrower on the terms and conditions set forth in this Note and the related documents referenced herein. Borrower hereby acknowledges that $2,500,000.00 of the Loan has been received by Borrower prior to the date of this Note. The remaining Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) of the Loan shall be funded in tranches as follows, subject in each case to the satisfaction or waiver of conditions precedent to funding and the acceleration provisions set forth in Section 1.2 below:

(a) on or before November 7, 2013, Holder shall pay to Borrower $250,000.00;

(b) on or before November 8, 2013, Holder shall pay to Borrower $250,000.00;

(c) on or before November 14, 2013, Holder shall pay to Borrower $250,000.00;

(d) on or before November 21, 2013, Holder shall pay to Borrower $250,000.00; and

(e) on or before December 20, 2013 (the “Closing Date”), Holder shall pay to Borrower $1,500,000.00 (the “Final Installment”); and

(f) provided, however, that Holder may elect to pay the Second Amendment Stock Purchase Price by deducting the amount of the Second Amendment Stock Purchase Price from the Final Installment amount.

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1.2 Accelerated Final Installment. If, subsequent to the date of this Note but prior to the Closing Date, and regardless of whether the installments set forth in Sections 1.1(a) through (d) have been funded, One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) of this Note is sold, assigned or otherwise transferred to a third party buyer not affiliated with either Borrower or Holder, Holder shall cause the Final Installment to be funded to the Borrower no later than two business days following the closing of such sale, assignment or other transference of this Note.

1.3 Security for Loan. Repayment of the Loan shall be secured by:

(a) The Assignment, which Borrower hereby expressly acknowledges and agrees applies to the entire amount of the Obligation (as defined below in Section 1.6) set forth in this Note;

(b) The Guaranty, which Borrower hereby expressly acknowledges and agrees applies to the entire amount of the Obligation set forth in this Note;

(c) A first priority lien and security interest in all of Borrower’s collateral (the “Collateral”), subject to the terms and conditions of a Pledge and Security Agreement among Borrower and the Holder in substantially the form attached hereto as Exhibit A (the “Security Agreement”), which shall be fully executed and delivered to the parties hereto on or prior to the Closing Date;

(d) Upstream guarantees of the Obligation by all of the Company Subsidiaries (as defined in Section 4.3 below) other than the Borrower in substantially the form attached as Exhibit A to the Security Agreement (the “Upstream Guarantees”), which shall be fully executed and delivered to the parties hereto on or prior to the Closing Date;

(e) Subject to Section 2.4 of this Note, a first priority position or call right for an amount equal to the then-outstanding principal balance of and accrued interest on this Note on any draw-downs by Borrower, Parent or any of the Company Subsidiaries on the first $20,000,000 in an Equity Line of Credit (“GEM Reimbursement Rights”) from Global Emerging Markets (“GEM”) evidenced in the Common Stock Purchase Agreement dated July 11, 2013 between GEM and Parent (the “GEM Equity Line of Credit”);

(f) Subject to Section 2.4 of this Note, a first priority position or call right for an amount equal to the then-outstanding principal balance of and accrued interest on this Note from any ACES reimbursement funds or other proceeds Parent, Borrower or any of the Company Subsidiaries may receive at any time (the “Buccaneer Reimbursement Right”) pursuant to the Second Amended and Restated Cook Inlet Participation Agreement (the “Participation Agreement”) dated October 17, 2013 between Parent, Buccaneer Alaska, LLC (“Buccaneer”) and Buccaneer Alaska Operations, LLC; and

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(g) From and after November 6, 2013, Parent and the Company Subsidiaries shall be entitled to receive all proceeds from any kind of transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback, pursuant to which Parent, Borrower and the Company Subsidiaries receive an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) or more in financing. Thereafter, Thereafter, commencing on the date that Parent, Company and the Subsidiaries have received an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) pursuant to the foregoing sentence, and subject to Section 2.4 of this Note, Holder shall have the following first priority refinancing right for an amount equal to the then-outstanding principal balance of and accrued interest on the Note from any proceeds Parent, Borrower or a Company Subsidiary receives from any kind of transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback (such proceeds, “Financing Funds”) until such time as the Note has been repaid in full: (i) for any Financing Funds obtained pursuant to a pure debt transaction not involving any equity, all such Financing Funds must be immediately offered in writing as prepayment of the Note; and (ii) for all other Financing Funds obtained pursuant to any other kind of debt transaction, such Financing Funds must be immediately offered as prepayment of the Note if, and only if, the aggregate amount of Financing Funds received in such transaction equals or exceeds Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

1.4 First Sale of Parent Stock. Parent agreed in the Original Note to sell to Holder for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) and Holder agreed to purchase from Parent for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00), Five Hundred Thousand (500,000) restricted shares of Series B Convertible Preferred Stock of Parent (the “Original Agreement Stock”, which was sold and purchased on February 8, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Parent (the “First Stock Purchase Agreement”).

1.5 Second Sale of Parent Stock. Parent agreed in the First Amendment to sell to Holder for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) and Holder agreed to purchase from Parent for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00), Four Hundred and Fifty Thousand (450,000) restricted shares of Series B Convertible Preferred Stock of Parent (the “First Amendment Stock”), which was sold and purchased on April 23, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Parent (the “Second Stock Purchase Agreement”).

1.6 Third Sale of Parent Stock. Parent has agreed in the Second Amendment, simultaneously with the Closing of this Note, to sell to Holder up to the full amount of the Second Amendment Stock for the Second Amendment Stock Purchase Price pursuant to the Third Stock Purchase Agreement. As is further set forth in the Third Stock Purchase Agreement, if any of the remaining Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) of the Loan which has not been funded as of the date of this Note has not been funded to the Borrower by the Closing Date, the aggregate amount of Second Amendment Stock which Holder may purchase shall be proportionately reduced to coincide to the amount of funds received by the Borrower.

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1.7 Repayment. Borrower hereby promises to pay to the Holder the total sum of Five Million and 00/100 Dollars ($5,000,000.00) plus accrued interest thereon as set forth in Section 2.2 of this Note, at or before December 31, 2014 to retire the Loan and this Note (the Loan, together with the interest accrued thereon, is referred to herein as the “Obligation”).

1.8 Exit Fee. On the date that this Note has been repaid in full, Holder shall be entitled to receive from the Borrower an exit fee, payable in cash and stock, in the following amounts: (i) 50,000 restricted shares of Parent’s common stock (the “Exit Stock”); and (ii) cash in an amount equal to 10% of the total principal amount of this Note (collectively with the Exit Stock, the “Exit Fee”). The parties hereby expressly acknowledge and agree that, notwithstanding anything to the contrary set forth in Section 8.4 below, Borrower may assign, transfer or otherwise cause a third party to assume Borrower’s obligation and liability for the Exit Fee without the prior written consent of Holder.

1.9 Use of Proceeds. The proceeds of the purchase price of this Note shall be used as follows: (i) a majority of such proceeds shall be used to develop the oil and gas properties subject to the Assignment, (ii) the secondary use of such proceeds is to pay any unpaid costs associated with Parent’s completed May 2013 reverse-stock split transaction, and (iii) any remaining amount shall be used as general working capital by Parent, Borrower and the Company Subsidiaries.

ARTICLE II

GENERAL PROVISIONS

2.1 Maturity Date. The maturity date of the Loan and this Note is December 31, 2014, or the earlier date to which payment of the Loan has been accelerated pursuant to the provisions hereof (the “Maturity Date”).

2.2 Interest Rate. Interest shall accrue on the each installment of the Loan from the date each such installment is provided to Borrower as set forth in Section 1.1 above at an annual rate of ten percent (10%) (“Contract Rate”) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

2.3 Default Rate. From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note (both principal and interest) will bear interest until paid in full at a rate equal to five percent (5%) per annum in excess of the Contract Rate ("Default Rate").

2.4 Prepayment; Application of Payments. This Note must be prepaid by the Borrower in whole or in part, at any time before the Maturity Date without premium or penalty, but only upon the terms and conditions set forth in this Section 2.4:

(a) All prepayments and payments on this Note shall be applied first to outstanding interest and then to the outstanding principal balance of this Note.

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(b) If, at any time while the Note is outstanding, Borrower, Parent or a Company Subsidiary intends to receive any GEM Reimbursement Rights or Financing Funds, Borrower shall, no later than five business days prior to the anticipated receipt of such GEM Reimbursement Rights or Financing Funds, send a written notice to Holder specifying both the amounts of funds to be received and any security interests to be granted in order to obtain such GEM Reimbursement Rights or Financing Funds. Upon such notice being given, Holder shall have three business days in which to deliver a response in the form of instructions (“Instructions”) to Borrower, which shall either: (i) instruct Borrower to apply such proceeds as set forth in Section 2.4(a); or (ii) inform Borrower that Holder does not wish to apply the proceeds from such Financing Funds or GEM Reimbursement Rights to the Note, in which case Borrower, Parent and the Company Subsidiaries shall be free to use such proceeds for any other business purpose, including but not limited to general working capital. However, if the proceeds are to be the result of any proposed transaction in which the grant of a lien or other security interest in Borrower, Parent or any Company Subsidiaries is to be granted to a third party (a “Secured Transaction”), in order to be able to select option (ii) in any Instruction, Holder must also agree to subordinate this Note to the security interest created by such Secured Transaction in its Instruction, and to execute any and all documents and to perform such other tasks necessary in order to subordinate the Note to the Secured Transaction by the closing date of the Transaction. If Holder fails to timely deliver an Instruction within three business days of notice being given: (a) if such proceeds are to be obtained pursuant to a Secured Transaction, Holder shall automatically be deemed to have selected option (i) in an Instruction; or (b) if such proceeds are to be obtained pursuant to a non-Secured Transaction, Holder shall automatically be deemed to have selected option (ii) in an Instruction. If, in any Instruction related to a Secured Transaction, Holder selects option (ii) but fails to agree to subordinate the Note and to perform all such actions necessary to subordinate the Note by the close of the Secured Transaction, Holder shall instead automatically be deemed to have selected option (i).

(c) On or before the Closing Date, Borrower and Holder shall have engaged a third party to act as an escrow agent (“Escrow Agent”) pursuant to the Escrow Agreement in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”), and Borrower shall have irrevocably instructed Buccaneer to pay all Buccaneer Reimbursement Rights while the Note is outstanding directly to the Escrow Agent pursuant to an instruction letter in substantially the form attached as Exhibit B to the Security Agreement. As further set forth in the Escrow Agreement, and on the terms and conditions set forth in the Escrow Agreement, Holder shall have the right to choose to apply Buccaneer Reimbursement Rights to the Note as set forth in Section 2.4(a) or to release such Buccaneer Reimbursement Rights to the Parent.

2.5 Option of Holder to Convert Principal and Interest. The principal amount of the Note and all accrued but unpaid interest thereon may converted in whole or in part at any time at the election of Holder into restricted shares of common stock of Parent at a conversion price of $4.00 per share (“Conversion Shares”). Upon delivery to the Borrower of a completed Notice of Conversion, the form for which is attached hereto as Exhibit C, Borrower shall issue and deliver within 10 days after the date of such delivery to Holder the number of shares of stock for the portion of the Note converted in accordance with the foregoing. The number of shares to be issued upon each conversion pursuant to this section shall be determined by dividing that portion of the principal and interest of the Note to be converted by the conversion price. Holder acknowledges and agrees that any shares issuable to Holder pursuant to this section shall be subject to the terms and restrictions set forth in the LULO.

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2.6 Security. As of the date of this Note, the Obligation is secured by the Assignment, Guaranty, GEM Equity Line of Credit, a first priority on Financing Funds and the Buccaneer Reimbursement Rights. On or prior to the Closing Date, the Obligation shall also be secured by the Security Agreement and the Upstream Guarantees.

2.7 Perfection. On and after the Closing Date, Borrower shall (i) file and record such collateral assignments, financing statements and other documents in such offices as shall be necessary or appropriate to perfect and establish the priority of the liens granted in the Collateral and (ii) take all such other actions as Holder shall determine to be necessary or appropriate to perfect and establish the priority of the security granted by this Note. Holder shall cooperate (at Borrower’s expense) with Borrower in all such actions and activities, including by signing and delivering any documents reasonably requested by Borrower to perfect and establish the priority of the security granted by this Note.

2.8 Attorney in Fact.

(a) Borrower hereby appoints Holder the attorney in fact of Borrower for the purpose of carrying out the provisions of this Note and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note, to preserve the validity, perfection and priority of the liens granted by this Note and, following any default, to exercise its rights, remedies, powers and privileges under this Note. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

(b) Without limiting the rights and powers of Holder under Section 2.8(a), Borrower hereby appoints Holder as its attorney in fact, effective as of the date first set forth above and terminating upon the satisfaction in full of the Obligation, for the purpose of (i) preparing, executing on behalf of Borrower, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by this Note, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Holder may deem necessary or advisable to accomplish the purposes of this Note (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

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ARTICLE III

CONDITIONS TO FUNDING

3.1 First Four Tranches. The obligation of Holder to fund the tranches of this Note set forth in Section 1.1(a) through 1.1(d) above shall be subject to the satisfaction or waiver by Holder of all of the following conditions:

(a) Authorization. The execution, delivery and performance of this Note, the Second Amendment and the Third Stock Purchase Agreement shall have been duly authorized by all necessary corporate action on the part of Borrower and Parent.

(b) Execution and Delivery of Agreements. Borrower and Parent shall have executed and delivered to Holder this Note, the Second Amendment and the Third Stock Purchase Agreement. Such agreements shall be in full force and effect.

(c) Absence of Defaults. No breach or default under any representation, warranty or covenant, and no event that with the giving of notice or the passage of time would constitute a breach or default under any representation, warranty or covenant, by Borrower or Parent shall have occurred under or with respect to this Note, the Assignment, the Second Amendment and the Guaranty.

3.2 Final Installment. The obligation of Holder to fund the Final Installment shall be subject to the satisfaction or waiver by Holder of all of the following conditions:

(a) Authorization. The execution, delivery and performance of this Note, the Upstream Guarantees, the Escrow Agreement and the Security Agreement shall have been duly authorized by all necessary corporate action on the part of Borrower, Parent and Parent’s other subsidiaries.

(b) Execution and Delivery of Agreements. Borrower, Parent and Parent’s subsidiaries shall have executed and delivered to Holder this Note, the Security Agreement, the Upstream Guarantees and the Escrow Agreement. Escrow Agent shall also have executed the Escrow Agreement Such agreements shall be in full force and effect.

(c) Absence of Defaults. No breach or default under any representation, warranty or covenant, and no event that with the giving of notice or the passage of time would constitute a breach or default under any representation, warranty or covenant, by Borrower or Parent shall have occurred under or with respect to this Note, the Assignment, the Guaranty, the Upstream Guarantees, the Third Stock Purchase Agreement, the Second Amendment or the Security Agreement.

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(d) Delivery of Shares. So long as Holder has paid the Second Amendment Stock Purchase Price, Parent shall have delivered to Holder the Second Amendment Stock.

(e) Delivery of Works Valuation. Borrower shall have delivered to Holder a valuation of Borrower’s Works Property of not less than Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) from a qualified third party reasonably acceptable to both Borrower and Holder.

(f) Delivery of CAPEX Budget Acknowledgement. Parent shall have delivered to Holder a signed officer’s certificate that Parent has available a fully-funded CAPEX budget for the first Commitment Well on the West Eagle Unit (as such terms are defined in the Participation Agreement) as of the Closing Date.

(g) Delivery of Well Funding and Drilling Schedules. Buccaneer shall have delivered to Holder a well funding schedule and a well drilling schedule with respect to the first Commitment Well on the West Eagle Unit, both current as of the Closing Date, in forms reasonably satisfactory to the Holder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

Except as disclosed in: (i) the Parent’s documents filed with the Securities and Exchange Commission (the “SEC”); (ii) the Disclosure Schedule to be delivered to Holder on the Closing Date (the “Disclosure Schedule”); (iii) the representations and warranties of Parent contained in the Third Stock Purchase Agreement; and (iv) the disclosure schedule of Parent to be delivered to Holder on the Closing Date in connection with the Third Stock Purchase Agreement (the “Parent Disclosure Schedule”) the Borrower represents and warrants to Holder as of the Closing Date as follows:

4.1 Organization and Standing; Charter and Bylaws. Borrower is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Borrower is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Borrower (“Material Adverse Effect”). The Borrower has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

4.2 Corporate Power. The Borrower has all requisite legal and corporate power and authority to enter into this Note and all other documents contemplated hereby and thereby, to sell this Note and to carry out and perform its other obligations under the terms of this Note and all other documents contemplated hereby and thereby.

4.3 Capitalization; Subsidiaries. All of capital stock of the Borrower is owned by Parent. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Borrower, or notes, securities or other instruments convertible into or exchangeable for capital stock of Borrower, nor any agreements or understandings with respect to the issuance thereof. Parent has two wholly-owned subsidiaries, Borrower and Eos Petro Australia Pty Ltd., an Australian company. Borrower also has two subsidiaries: Plethora Energy, Inc., a Delaware corporation wholly owned by Borrower, and EOS Atlantic Oil & Gas Ltd., a Ghanaian company incorporated under the Companies Code, 1963 (Act 179), which is 90% owned by Borrower and 10% owned by a Ghanaian-based third party consultant (Parent and Borrower’s subsidiaries are collectively referred to herein as the “Company Subsidiaries”).

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4.4 Authorization. All corporate action on the part of the Borrower, and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Borrower under this Note and all other documents contemplated hereby and thereby and for the authorization, issuance and delivery by the Borrower of this Note has been taken. This Note and all other documents contemplated hereby and thereby have been duly executed and delivered by the Borrower and constitute the valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.5 Compliance with Other Instruments. The Borrower is not in violation of any term of its Articles of Incorporation or Bylaws, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or any judgment, decree or order binding upon the Borrower. The execution, delivery and performance of and compliance with this Note and all other documents contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this section, or result in the creation of any mortgages, pledges, liens, leases, encumbrances or charges (“Encumbrance”) upon any of the properties or assets of the Borrower pursuant to any such term or provision. There is no such provision that materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrower.

4.6 No Adverse Litigation. The Borrower is not party to any pending litigation which seeks to enjoin or restrict the Borrower’s ability to sell or transfer this Note, or enter into this Note and all other documents contemplated hereby and thereby, nor is any such litigation threatened against the Borrower. Furthermore, there is no litigation pending or threatened against the Borrower which, if decided adversely to the Borrower, could adversely affect the Borrower’s ability to consummate the transactions contemplated herein or repay the Obligation.

4.7 Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any person is required to be made or obtained by the Borrower in connection with the execution and delivery or the consummation of this Note and all other documents contemplated hereby and thereby.

4.8 Title to Property and Assets.

(a) Except as set forth in title documentation delivered to Lender, Borrower owns the properties and assets covered by the Security Agreement free and clear of all Encumbrances. There is no pending nor, to the knowledge of Borrower, threatened condemnation, eminent domain or similar proceeding with respect to any of the properties covered by the Security Agreement.

(b) The assets of Borrower are sufficient to carry on the business of Borrower as currently conducted.

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4.9 Compliance with Applicable Laws. Borrower has complied and is in compliance in all material respects with all material laws, statutes, rules, regulations, ordinances and orders of all governmental entities, agencies or other bodies (“Laws”) applicable to Borrower and its assets, properties and businesses the violation of which or non-compliance with which could have a Material Adverse Effect. Borrower has not received any notice of any asserted material violation of, and it has no basis to believe it is not in compliance in all material respects with, any such Laws. No investigation or review by any governmental entity with respect to Borrower or any of its businesses, assets or properties is pending or, to the knowledge of Borrower, has been threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review. Borrower has filed with all proper authorities all material statements and reports required by any Law to which Borrower is subject, and Borrower possesses all material licenses, franchises, permits and governmental authorizations necessary in the conduct of its businesses in the manner in which and in the jurisdictions where Borrower presently conducts such businesses. There are no unresolved reports, warning letters or other documents received from or issued by any governmental entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by Borrower. As used herein, the term “Borrower’s knowledge”, “knowledge of Borrower” or similar terms shall mean the actual knowledge, or matters that could have been known after due inquiry (including, without limitation, inquiry of other persons within its organization having knowledge of the subject matter and any professionals retained with respect to any such matter), of any officer or director of Borrower.

4.10 Material Contracts. Borrower has performed all obligations required to be performed by it to date under each material contract to which it is a party or under which they derive substantial benefits (“Contracts”) and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of Borrower, each of the parties to the Contracts other than Borrower has performed all obligations required to be performed by such party to date under the Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Each Contract is a legal, valid and binding obligation of the parties thereto and is in full force and effect.

4.11 Environmental Matters. Neither Borrower nor any predecessor of any of Borrower is in material violation of any Environmental Law. For purposes of this Note, “Environmental Laws” means any United States federal, state or local laws, regulations and enforceable governmental orders relating to pollution or protection of the environment, human health and safety, or natural resources, including, without limitation the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

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4.12 Disclosure. No representation or warranty contained in this Note, all other documents contemplated hereby and thereby and information furnished by Borrower to Lender pursuant hereto or in connection with the transaction contemplated by this Note and all other documents contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact about or concerning Borrower, Parent, the Company Subsidiaries or their respective businesses and assets.

ARTICLE V

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

5.1 Failure to Pay Principal or Interest. The Borrower fails to pay any principal or interest due under this Note when due, including any applicable grace period.

5.2 Breach of Covenant. (i) The Borrower breaches any material covenant or other term or condition of this Note, the Assignment, the Second Amendment or the Security Agreement, in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder, or (ii) Parent or a Company Subsidiary breaches any material covenant or other term or condition of the Guaranty or Upstream Guarantees, as applicable, the Second Amendment or the Third Stock Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to Parent or a Company Subsidiary, as the case may be, from the Holder.

5.3 Breach of Representations and Warranties. (i) Any material representation or warranty of the Parent or Company Subsidiaries made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made.

5.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or Parent or any substantial portion of their respective businesses.

5.5 Cessation of Operations. Any cessation of operations by Borrower or Parent or Borrower or Parent admits it is otherwise generally unable to pay its debts as such debts become due.

5.6 Maintenance of Assets. The failure by Borrower to maintain any material oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Assignment, or any personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

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5.7 Receiver or Trustee. The Parent or any Company Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

5.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Parent or any Company Subsidiary.

5.9 Delisting. Delisting of the Parent’s common stock from any principal market on which it is listed or quoted, failure to comply with the requirements for continued listing on a principal market for a period of five (5) consecutive trading days, or notification from a principal market that Parent is not in compliance with the conditions for such continued listing on such principal market.

5.10 Non-Payment. A default by the Borrower or Parent under any one or more obligations in an aggregate monetary amount in excess of $200,000 for more than twenty (20) days after the due date, unless the Borrower or Parent is contesting the validity of such obligation in good faith.

5.11 Failure to Deliver Stock. Parent’s failure to timely deliver to the Holder certificates representing any of the Shares (as defined in Article VII below).

5.12 Executive Officers Breach of Duties. Any of Borrower’s named executive officers or directors is convicted of a criminal violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

ARTICLE VI

CERTAIN COVENANTS

6.1 Corporate Existence. From the funding of the initial tranche of the purchase price of this Note and for so long as this Note is outstanding, the Borrower shall, and shall cause each of its material subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect its oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Security Agreement and all other material assets used and useful in the business of the Borrower and its material subsidiaries.

6.2 Filing Status. For so long as the Note is outstanding, Borrower shall use its commercially reasonable efforts to cause Parent to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, other than Parent’s 10-K for the year ended December 31, 2012, and Borrower shall cause Parent not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

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6.3 SEC Filings. For so long as the Note is outstanding, (i) Borrower shall use its commercially reasonable efforts to cause Parent to timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, other than Parent’s 10-K for the year ended December 31, 2012, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) Borrower shall cause Parent not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) Borrower shall cause Parent to deliver (A) copies of all such filings with the SEC to the Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by Parent, Borrower or any of its subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

6.4 Listing. Borrower shall cause Parent to use its commercially reasonable efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the common stock of Parent to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. Borrower shall use its commercially reasonable efforts to promptly secure the listing of all of the Stock upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of common stock are then listed and shall maintain, so long as any other shares of such stock shall be so listed, such listing of all shares of the Stock. Borrower cause Parent not to take any action which would be reasonably expected to result in the suspension or termination of trading of its common stock on the OTC Bulletin Board or other such nationally recognized stock exchange, interdealer quotation system or market. Borrower shall pay or cause Parent to pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.

6.5 Use of GEM Proceeds. Until such time as this Note has been repaid and full, Borrower shall not use, and shall cause Parent and the other Company Subsidiaries not to use, any of the GEM Reimbursement Rights for any purpose other than the repayment of this Note and the amounts due hereunder, unless Holder has declined to apply such GEM Reimbursement Rights to the Note pursuant to the provisions of Section 2.4 herein. Parent acknowledges the obligations this Section 6.5 places on it in the Second Amendment.

6.6 Use of Buccaneer Proceeds. Until such time as this Note has been repaid in full, Borrower shall not use, and shall cause Parent and the other Company Subsidiaries not to use, any Buccaneer Reimbursement Rights for any purpose other than the repayment of this Note and any amounts due hereunder. Parent and Borrower shall instruct Buccaneer Alaska, LLC to wire any funds payable to Parent or Borrower pursuant to Buccaneer Reimbursement Rights directly to Escrow Agent’s account pursuant to the provisions of Section 2.4 until such time as this Note and any amounts due hereunder have been paid in full. Parent acknowledges the obligations this Section 6.6 places on it in the Second Amendment.

6.7 Priority Refinancing Rights. From an after November 6, 2013, Parent and the Company Subsidiaries shall be entitled to receive all proceeds from any kind of transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback, pursuant to which Parent, Borrower and the Company Subsidiaries receive an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) or more in financing. Thereafter, commencing on the date that Parent, Company and the Subsidiaries have received an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) pursuant to the foregoing sentence, and subject to Section 2.4 of this Note, Holder shall have the following first priority refinancing right for an amount equal to the then-outstanding principal balance of and accrued interest on the Note from any proceeds Parent, Borrower or a Company Subsidiary receives from any kind transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback (such proceeds, “Financing Funds”), until such time as this Note has been repaid in full: (i) for any Financing Funds obtained pursuant to a pure debt transaction not involving any equity, all such Financing Funds must be immediately offered as prepayment for the Note; and (ii) for all other Financing Funds obtained pursuant to any other kind of debt transaction, such Financing Funds must be immediately offered as prepayment for the Note if, and only if, the aggregate amount of Financing Funds received in such transaction equal or exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), unless Holder has declined to apply the Financing Funds to the Note pursuant to the provisions of Section 2.4 herein. Parent acknowledges the obligations this Section 6.7 places on it in the Second Amendment.

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ARTICLE VII

PIGGYBACK REGISTRATION RIGHTS

7.1 Registration Definitions. For the purposes of this Article VII:

(a) the term “Selling Shareholder” shall mean the Holder, its executive officers and directors and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in this article;

(c) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(d) the term “Shares” shall collectively mean the Conversion Shares, the Original Agreement Stock, the First Amendment Stock, the Exit Stock and the Second Amendment Stock.

7.2 Registration Requirements. If, at any time, Parent files a registration statement after the execution of this Note in which the Parent proposes to register any of its securities under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), Parent will give notice at least 20 days prior to the filing of each such registration statement to the Holder of its intention to effect such a registration and will include in such registration all Shares with respect to which the Parent has received requests for inclusion therein within 10 days after receipt of the Parent’s notice. In connection with any offering involving an underwriting of shares of the Parent’s capital stock, the Parent shall not be required to include any of the Holder’s Shares in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Parent and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Parent. If the total number of Shares requested by Holder to be included in such offering exceeds the amount of securities to be sold other than by the Parent that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Parent shall be required to include in the offering only that number of such securities, including the Shares, which the underwriters and the Parent determine in their sole discretion will not jeopardize the success of the offering.

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7.3 Parent Efforts. Borrower shall cause Parent to use its best efforts to:

(a) furnish to the Holder with respect to the Shares registered under the registration statement such number of copies of the registration statement and the prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Holder;

(b) make any necessary blue sky fillings to permit the Shares to be sold in any state requested by the Holder;

(c) pay the expenses incurred by the Parent and the Holder in complying with this Article VII, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (and including attorneys’ fees of one counsel to the Holder, but excluding any and all underwriting discounts and selling commissions applicable to the sale of Shares by the Holder);

(d) advise the Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(e) with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Shares to the public without registration, the Parent covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shares qualify to be resold pursuant to Rule 144 within any 90 day period without restriction or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Parent as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Parent’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

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7.4 Underwriting Status. The Parent and Borrower understand that the Investor disclaims being an underwriter, but acknowledge that a determination by the SEC that the Investor is deemed an underwriter shall not relieve the Parent and Borrower of any obligations it has pursuant to this Article VII.

7.5 Registration Indemnification. For the purposes of this Article VII:

(a) the Borrower agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Borrower or Parent contained in this Note or the failure of the Borrower or Parent to perform its obligations hereunder or (iii) any failure by the Parent to fulfill any undertaking included in the Registration Statement, and the Borrower will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Borrower shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Borrower or Parent by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(b) Holder agrees to indemnify and hold harmless the Parent and Company Subsidiaries (and each person, if any, who controls the Parent or Company Subsidiaries within the meaning of Section 15 of the Securities Act, each officer of the Parent who signs the Registration Statement and each director of the Parent and Company Subsidiaries) from and against any losses, claims, damages or liabilities to which the Parent or Company Subsidiaries (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by Holder to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use (and identified as such) in preparation of the Registration Statement, and the Investor will reimburse the Parent or Company Subsidiary (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Holder from the sale of the Common Shares pursuant to the Registration Statement.

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(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Article VII, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Article VII (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Article VII. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

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(d) If the indemnification provided for in this Article VII is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Parent and Company Subsidiaries on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Parent and Company Subsidiaries on the one hand or the Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. Borrower and the Holder agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by the Holder from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay to the Parent or Company Subsidiaries by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 Sophistication and Allocation. Borrower and the Holder by its acceptance of this Note, hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Article VII, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Article VII fairly allocate the risks in light of the ability of the parties to investigate the Parent and Company Subsidiaries and their business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

7.7 Additional Information. Parent may request the Holder to furnish the Parent with such information with respect to the Holder and the Holder’s proposed distribution of securities being purchased hereunder pursuant to the Parent’s Registration Statement, as applicable, as the Parent may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Holder agrees to furnish the Parent with such information as a condition to the inclusion of any of the Holder’s Securities in such Parent Registration Statement.

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7.8 Survival. The obligations under this Article VII shall survive completion of any offering of Shares in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

ARTICLE VIII

MISCELLANEOUS

8.1 Failure or Indulgence Not Waiver; Borrower Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Moreover, Borrower waives presentment for payment, protest and notice of protest and nonpayment of this Note.

8.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder, other than any notice required pursuant to Section 2.4(c), which notice must be in compliance with the terms of the Escrow Agreement, shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to the address and facsimile number set forth on the front page of this Note, Attn: CEO, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

8.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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8.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Other than as set forth in Section 1.5 above, the Borrower may not assign its rights and obligations under this Note. Holder may not assign its rights and obligations under this Note without the prior written consent of the Borrower, which Borrower is entitled to withhold for any reason in its sole and absolute discretion.

8.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

8.6 Governing Law. This Note is payable at the offices of Borrower in California and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note must be brought only in the civil or state courts of California or in the federal courts located in California, County of Los Angeles. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

8.7 Maximum Payments. Notwithstanding any provision to the contrary contained in this Note or any instrument or agreement executed by Borrower evidencing, having reference to or securing this Note, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In this connection, Borrower and Holder stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate; (b) if already paid, at the option of Holder, either be rebated to Borrower or credited on the principal amount of the Note; or if the Note has been prepaid in full, then such excess shall be rebated to Borrower. The provisions of this section shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Holder.

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8.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

8.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

8.10 Expenses. Borrower and Holder shall each pay their respective legal and other fees and expenses associated with all aspects of the transaction contemplated by this Note; provided, however, that Borrower shall reimburse, or cause Parent to reimburse, Holder for its legal fees and expenses in connection with the transactions contemplated hereby up to $50,000. Such reimbursement shall be payable upon maturity of this Note.

8.11 Judicial Reference. Borrower, and, by its acceptance of this Note, Holder, acknowledge and agree that any controversy or claim arising out of or relating to this Note and all other documents contemplated hereby and thereby, or breach hereof or thereof, shall be resolved by a referee appointed by the Superior Court for the County of Los Angeles, California (“Superior Court”) in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure. In this regard, Borrower and Holder agree that in the event they are unable agree upon a resolution to any such controversy or claim, either party shall have the right to serve a written demand for judicial reference of such claim or controversy on the other party. The two parties shall then negotiate in good faith for a mutually acceptable referee. In the event that parties have not agreed upon a referee within ten (10) business days after written demand for such reference has been made, each party shall submit to the Superior Court the names of up to three nominees for appointment as referee, in accordance with the provisions of Section 640 of the California Code of Civil Procedure. The referee, once agreed upon by the parties or appointed by the Superior Court, shall have full and complete authority to hear and determine any and all of the issues in an action or proceeding, whether of fact or of law, and to report a statement of decision. In connection with such reference procedure, the parties shall have all rights and powers afforded to a civil litigant in the Superior Court, including the ability to conduct full discovery and obtain responses under oath. The referee shall be governed by the rules of civil procedure for actions filed in California superior courts as set forth in the California Code of Civil Procedure, except to the extent the parties stipulate the referee may deviate therefrom. The parties shall evenly divide the cost of the referee’s fees. The referee shall have the power, as part of any award, to include these fees as an element of recovery. The decision of the referee upon the whole issue shall stand as the decision of the Superior Court, and upon the filing of the statement of decision with the clerk of the Superior Court, judgment may be entered thereon in the same manner as if the action had been tried by the Superior Court. Notwithstanding the rights to appeal set forth in Section 645 of the California Code of Civil Procedure, the parties agree that the referee’s award shall be considered final, and not subject to appeal or collateral attack.

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[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Note to be signed in their respective name by a duly authorized officer as of the 6th day of November, 2013.

“Borrower”

Eos Global Petro, Inc.

By: /s/ Nikolas Konstant

Name: Nikolas Konstant

Title: CEO and CFO

“Holder”

LowCal Industries, LLC

By: /s/ Shlomo Lowy

Name: Kinderlach Ltd Co

Title: Managing Member

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EXHIBIT A

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, the “Security Agreement”), is entered into as of December 20, 2013, by Eos Global Petro, Inc., a Delaware Corporation (the “Company”) and LowCal Industries, LLC, a Wyoming limited liability company (the “Secured Party”), and any subsequent holder(s) of the Note (as defined below) assigned in accordance with terms of the Note.

RECITALS

WHEREAS, pursuant to that certain Second Amendment to the LowCal Agreements, dated as of November 6, 2013 (the “Second Amendment”), the Company and Secured Party have agreed to amend and restate the terms of a certain promissory note to increase the aggregate principal amount of such note to $5,000,000, as is further set forth in the Second Amended and Restated Loan Agreement and Secured Promissory Note between the Company and Secured Party, also dated as of November 6, 2013 (the “Note”);

WHEREAS, the Company is a wholly-owned subsidiary of Eos Petro, Inc., a Nevada corporation (the “Parent”);

WHEREAS, the Parent has one other wholly-owned subsidiary, Eos Petro Australia Pty Ltd., an Australian company (“Eos Australia”);

WHEREAS, the Company has two subsidiaries, Plethora Energy, Inc., a Delaware corporation wholly-owned by the Company (“Plethora Energy”) and EOS Atlantic Oil & Gas Ltd., a Ghanaian company incorporated under the Companies Code, 1963 (Act 179), which is 90% owned by the Company and 10% owned by a Ghanaian-based third party consultant (“Eos Atlantic,” and together with Eos Australia and Plethora Energy, the “Subsidiaries,” or individually, each a “Subsidiary”);

WHEREAS, pursuant to the Note, the Company has agreed to enter into this Security Agreement and to grant to the Secured Party a first priority lien and security interest in all of its collateral (the “Collateral”), subject to the terms and conditions set forth below;

WHEREAS, the Parent has previously executed a downstream guaranty dated February 8, 2013 covering the Obligation in favor of the Secured Party (the “Parent Guaranty”);

WHEREAS, each Subsidiary shall execute and deliver to the Secured Party an upstream guaranty, in substantially the form attached hereto as Exhibit A (collectively, the “Upstream Guarantees”) by the Closing Date, as defined in the Note;

WHEREAS, the Company has already granted to the Secured Party a lien on, assignment of and security interest in and to certain of its oil and gas Collateral, as such term is defined below, pursuant to a Mortgage, Assignment of Production, Security Agreement and Financing Statement dated February 8 2013, as amended on April 23, 2013 (the “Assignment”); and

WHEREAS, capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Secured Party agree as follows:

1.                  Definitions. All terms used herein which are not defined in the Note and which are otherwise defined in Article 1 or Article 9 of the UCC (as defined below) shall have the meanings given therein unless otherwise defined below in this Security Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Secured Party and the Company, Parent and the Subsidiaries pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. In addition to those capitalized terms defined elsewhere in this Security Agreement, the following terms shall have the following meanings:

1.1              “Accounts” shall have such meaning as such term is defined in Article 9 of the UCC.

1.2              “Chattel Paper” (including Electronic Chattel Paper and Tangible Chattel Paper), each of which terms shall have such meaning as such term is defined in Article 9 of the UCC.

1.3              “Commercial Tort Claims” shall have such meaning as such term is defined in Article 9 of the UCC.

1.4              “Contracts” shall mean all contracts and other agreements any Company and any other Person, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of any Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of any Company to perform and to exercise all remedies thereunder.

1.5              “Copyrights” shall mean all of the following: (a) all copyrights, works protectable by copyright, copyright registrations, and copyright applications of any Company, if any; (b) all renewals, extensions, and modifications thereof; (c) all income, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, or future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

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1.6              “Copyright License” shall mean any agreement, written or oral, providing for a grant to any Company of any right in any Copyright.

1.7              “Documents” shall have such meaning as such term is defined in Article 9 of the UCC. “Deposit Accounts” shall have such meaning as such term is defined in Article 9 of the UCC.

1.8              “Eos Atlantic Guaranty” shall mean that certain Upstream Guaranty of Payment by Eos Atlantic in favor of the Secured Party.

1.9              “Eos Australia Guaranty” shall mean that certain Upstream Guaranty of Payment by Eos Australia in favor of the Secured Party.

1.10          “Equipment” shall have such meaning as such term is defined in Article 9 of the UCC.

1.11          “General Intangibles” shall have such meaning as such term is defined in Article 9 of the UCC.

1.12          “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.13          “Instruments” shall have such meaning as such term is defined in Article 9 of the UCC.

1.14          “Inventory” shall have such meaning as such term is defined in Article 9 of the UCC.

1.15          “Investment Property” (including Financial Assets, Securities Entitlements, Securities Accounts, Commodity Accounts, and Commodity Contracts), each of which terms shall have such meaning, as such term is defined in Article 9 of the UCC, and shall include the Shares;

1.16          “Letter-of-Credit Rights” shall have such meaning as such term is defined in Article 9 of the UCC.

1.17          “Miscellaneous Collateral” shall mean, to the extent not otherwise included in the Collateral, all other personal property of any Company of any kind or character, whether tangible or intangible and all interest of every kind and description, including any such property held or possessed by any Company in or on any real property or improvements to real property, including, without limitation, all fee ownership and/or leasehold interests (to the extent not prohibited by or requiring consent under any Company's leases) in real property or improvements thereto.

1.18          “Patents” shall mean all of the following: (a) all registered and unregistered patents, patent applications, and patentable inventions of any Company, if any, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; (f) all goodwill associated with any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

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1.19          “Patent License” shall mean all agreements, whether written or oral, providing for the grant to any Company of any right to manufacture, use or sell any invention covered by a Patent.

1.20          “Payment Intangibles” shall have such meaning as such term is defined in Article 9 of the UCC.

1.21          “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

1.22          “Plethora Energy Guaranty” shall mean that certain Upstream Guaranty of Payment by Plethora Energy in favor of the Secured Party.

1.23          “Proceeds” shall have such meaning as such term is defined in Article 9 of the UCC.

1.24          “Records” shall mean all of any Company's present and future books of account of every kind or nature, purchase and sale agreements, customer lists, marketing information, price lists, operating records, vendor and supplier price lists, sales literature, computer programs, print outs, computer data, Software, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Company account, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Company with respect to the foregoing maintained with or by any other Person).

1.25          “Software” shall have such meaning, as such term is defined in Article 9 of the UCC.

1.26          “Supporting Obligations” shall have such meaning as such term is defined in Article 9 of the UCC.

1.27          “Trademarks” shall mean all of the following: (a) all of any Company’s owned trademarks, trade names, mask words, corporate names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

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1.28          “Trademark License” shall mean all agreements, whether written or oral, providing for the grant to any Company of any right to use any Trademark.

1.29          “Transaction Documents” shall mean this Security Agreement, the Second Amendment, the Note, the Parent Guaranty, all Upstream Guarantees, the Lock-Up/Leak-Out Agreement, dated November 6, 2013, the Common Stock Purchase Agreement, dated November 6, 2013, the Assignment, and any other documents contemplated hereby and thereby.

1.30          “UCC” means the Uniform Commercial Code as in effect in the State of California; provided, however, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest in any Collateral to which this Financing Statement relates is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

2.                  Pledge of Collateral and Delivery of Pledged Collateral.

2.1              The Company hereby pledges and assigns to the Secured Party and grants to the Secured Party, for the benefit of itself, a continuing lien and security interest in all of the Collateral described in Section 3 below, whether now owned or hereafter acquired, whether or not now or at any time hereafter in the possession, custody or control of the Secured Party or its agents, whether or not held for safekeeping, in a safe deposit box, or otherwise, to secure prompt payment and full performance of the obligations described in Section 4 below (all such obligations, collectively the “Obligations”). The pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral securing the Obligations.

2.2              The Company shall, at its expense, execute, file, record and deliver to the Secured Party (in such manner and form as the Secured Party shall reasonably require) any financing statements and any other documents, necessary or appropriate to preserve, perfect, validate or protect the security interest granted to the Secured Party hereunder against the claims of third parties, and shall cooperate with the Secured Party to cause the same to be duly filed in all places necessary to perfect the security interest of the Secured Party in the Collateral. This shall include (a) all financing statements, (b) all carbon, photographic or other reproductions of financing statements or this Security Agreement (which shall be sufficient as a financing statement hereunder), (c) all endorsements to title to any vehicles or other Collateral as may be required in order to perfect the security interest therein, and (d) all specific assignments or other papers that may be necessary, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. In the event that any recording or re-filing thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, the Company, at its own cost and expense, shall cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Secured Party. The Company hereby authorizes the Secured Party to file or re-file any financing statements, continuation statements, and/or amended statements with respect to the security interest granted pursuant to this Security Agreement which at any time may be required or appropriate, although the same may have been executed only by Secured Party, and to execute such financing statement on behalf of the Company. In addition, in the event and to the extent that any of Collateral consists of or is represented by stock certificates, instruments or other evidences of ownership such as would require physical possession of same in order to perfect the security interest therein or have “control” (within the meaning of the UCC) thereof, the Company will promptly, at its expense, deliver same to the Secured Party, with any necessary endorsements thereon or powers annexed thereto. Secured Party has the right, at any time, after the occurrence and during the continuance of an Event of Default (as defined herein) in its sole discretion, to transfer to or to register in the name Secured Party or any of its nominees any or all of the Collateral.

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3.                  Collateral. The collateral consists of the following (collectively, the “Collateral”):

3.1              A first priority security interest in all of the Company’s interest in and to certain oil & gas leases in Edwards County, Illinois (the “Oil Leases”), including but not limited to personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith, as more fully set forth in the existing fully executed, filed and recorded Assignment;

3.2              all Accounts;

3.3              all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

3.4              all Contracts;

3.5              all Deposit Accounts;

3.6              all General Intangibles and Commercial Tort Claims;

3.7              all Instruments;

3.8              all Goods and all Inventory;

3.9              all Investment Property (including Financial Assets, Securities Entitlements, Securities Accounts, Commodity Accounts, and Commodity Contracts), including the Shares and all Defeasance Collateral;

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3.10          all Equipment;

3.11          all Letter-of-Credit Rights;

3.12          all Miscellaneous Collateral;

3.13          all Records;

3.14          all Documents;

3.15          all Copyrights and Copyright Licenses;

3.16          all Patents and Patent Licenses;

3.17          all Payment Intangibles;

3.18          all Software in whatever form;

3.19          all Supporting Obligations;

3.20          all Trademarks and Trademark Licenses; and

3.21          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including but not limited to the following:

3.21.1    Subject to the conditions set forth in Section 2.4 of the Note, a first priority position or call right from any ACES reimbursement funds or other proceeds Parent, Company or any of their respective Subsidiaries may receive at any time pursuant to the Second Amended and Restated Cook Inlet Participation Agreement dated October 17, 2013 (“Participation Agreement”) between Parent, Buccaneer Alaska, LLC and Buccaneer Alaska Operations, LLC, which shall be further evidenced by the Irrevocable Payment Instruction Agreement in substantially the form attached hereto as Exhibit B, which the Company and Secured Party will cause to be executed on or before the Closing Date (as defined in the Note).

3.21.2    Subject to the conditions set forth in Section 2.4 of the Note, a first priority position or call right on any draw-downs by the Company, Parent or any of their respective Subsidiaries on the first $20,000,000 in an Equity Line of Credit from Global Emerging Markets (“GEM”) evidenced in the Common Stock Purchase Agreement dated July 11, 2013 between GEM and Parent; and

3.21.3    From and after November 6, 2013, Parent, the Company and the Subsidiaries shall be entitled to receive all proceeds from any kind of transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback, pursuant to which Parent, Company and the Subsidiaries receive an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) or more in financing. Thereafter, commencing on the date that Parent, Company and the Subsidiaries have received an aggregate of Ten Million and 00/100 Dollars ($10,000,000.00) pursuant to the foregoing sentence, and subject to the conditions set forth in Section 2.4 of the Note, Secured Party shall have the following first priority refinancing right for an amount equal to the then-outstanding principal balance of and accrued interest on the Note from any proceeds Parent, the Company or a Subsidiary receives from any kind transaction, including but not limited to the sale of debt, stock or other equity, a joint venture, or sale-and-leaseback (such proceeds, “Financing Funds”) until such time as the Note has been repaid in full: (i) for any Financing Funds obtained pursuant to a pure debt transaction not involving any equity, all such Financing Funds must be immediately offered as prepayment for the Note; and (ii) for all other Financing Funds obtained pursuant to any other kind of debt transaction, such Financing Funds must be immediately offered as prepayment for the Note if, and only if, the aggregate amount of Financing Funds received in such transaction equal or exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

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4.                  Obligations. The Obligations secured under this Security Agreement are (i) the obligations of the Company under this Security Agreement; (ii) the obligations of the Company and Parent under the Note; (iii) the obligations of Eos Australia arising under the Eos Australia Guaranty; (iv) the obligations of Plethora Energy arising under the Plethora Energy Guaranty; (v) the obligations of Eos Atlantic arising under the Eos Atlantic Guaranty; and (vi) the obligations of the Company, the Parent, and each Subsidiary under the Second Amendment, the Note and the other Transaction Documents, including the Parent Guaranty, the Upstream Guarantees, the Assignment, and all extensions, amendments, modifications and renewals of any of the foregoing.

5.                  Covenants of the Companies. Until the Obligations are indefeasibly paid in full, the Company agrees to:

5.1              Promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date that penalties may attach thereto or same become a lien on any of the Collateral, except to the extent that such taxes, assessments and charges shall be contested by the Company in good faith and through appropriate proceedings;

5.2              Not sell, exchange, assign, encumber, or otherwise dispose of or transfer any Collateral, or any right or interest therein, except as permitted by Section 10;

5.3              Appear in and defend, at the Company’s own expense, any action or proceeding which may affect the Company’s title to or the Secured Party’s interest in the Collateral;

5.4              Procure or execute and deliver, from time to time, in form and substance satisfactory to the Secured Party in its discretion reasonably exercised, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates, control agreements or other writings reasonably deemed necessary or appropriate by the Secured Party to perfect, maintain or protect the Secured Party’s security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as the Secured Party may request to effectuate the intent of this Security Agreement; and

5.5              Provide the Secured Party with such other information pertaining to the Collateral as the Secured Party may reasonably request from time to time in order to preserve and protect the security interest provided for herein and to enforce the provisions of this Security Agreement.

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6.                  Representations and Warranties of the Companies. The Company hereby represents and warrants as follows:

6.1              Neither the execution nor the delivery of this Security Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court or Governmental Authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which the Company may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of the Company.

6.2              The Company has the power to execute, deliver and perform the provisions of this Security Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Security Agreement and all such instruments and documents.

6.3              The Company is the legal and equitable owner of its respective Collateral, subject to the interest therein granted to the Secured Party. Except as set forth on Schedule I attached hereto, the ownership by the Company of the Collateral is free and clear of all security interests, liens, claims and encumbrances of every kind and nature, except for security deposits, statutory liens securing obligations that are not yet due or delinquent, bankers’ liens and other immaterial encumbrances not securing indebtedness for borrowed money.

6.4              No material default exists, and no event which with notice or the passage of time or both, would constitute a default under the Collateral by any party thereto, and there are no material offsets, claims or defenses against the obligations evidenced by the Collateral.

6.5              The security interest in the Collateral constitutes a valid and, upon delivery and filing of documents necessary to perfect the Secured Party’s security interest in the Collateral, perfected security interest in the Collateral securing the payment and performance of the Obligations, in each case prior to all other liens and rights of others (except for permitted liens as described in Section 6.3 above).

6.6              Except as set forth on Schedule II attached hereto, no financing statement covering the Collateral is on file in any public office, other than financing statements filed pursuant to this Security Agreement.

All representations and warranties of the Company contained herein shall survive the closing of this Security Agreement until termination of this Security Agreement under Section 11.

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7.                  Authorized Action by Secured Party.

7.1              The Company hereby irrevocably appoints the Secured Party as its attorney-in-fact to do (but the Secured Party shall not be obligated to and shall not incur any liability to the Company or any third party for failure so to do), upon an Event of Default and while such Event of Default is continuing, any act which the Company is obligated by this Security Agreement to do, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including, without limitation, the right to:

7.1.1        collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

7.1.2        receive, take, endorse, assign and deliver any and all checks, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith;

7.1.3        settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto; and

7.1.4        extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

7.1.5        discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

7.1.6        enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by the Secured Party pursuant to the provisions of the Transaction Documents;

7.1.7        protect and preserve the Collateral;

7.1.8        transfer the Collateral to its own or its nominee’s name; and

7.1.9        take any and all such other actions as shall be authorized in the Transaction Documents.

7.2              All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

8.                  Default and Remedies.

8.1              Event of Default. The occurrence of any Event of Default under and as defined in the Note shall constitute an Event of Default of this Security Agreement (herein “Event of Default”).

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8.2              Remedies upon Default. Upon the occurrence of any Event of Default (giving effect to applicable cure periods) and while such Event of Default is continuing, Secured Party may, at its option, without notice to or demand on the Company, declare all Obligations immediately due and payable, and Secured Party shall have all the default rights and remedies of a secured party hereunder and under applicable law. Such rights shall include, without limitation the following:

8.2.1        Without limiting Secured Party’s obligations under Article 9 of the UCC, the right to have the Collateral, or any part thereof, transferred to Secured Party’s own name or to the name of its nominee and/or to cause a certificate or certificates representing the Collateral consisting investment property to be issued in the name of, and to be delivered to and held by or for the account of, the Secured Party, whereupon the Secured Party shall have all of the rights, privileges, powers and remedies appurtenant to and arising from the ownership of the Collateral; and

8.2.2        The right to sell, transfer, assign or deliver the Collateral or any portion thereof, at public or private sale, as Secured Party may elect, either for cash or on credit, without assumption of any credit risk thereof and without demand or advertisement (unless otherwise required by law). In the event of any sale hereunder, Secured Party shall apply the proceeds in the order set forth below in Section 8.3 hereof. Secured Party may have resort to the Collateral or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or property. The Secured Party shall give the Company not less than twenty (20) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party and the Company hereby agrees that such notice constitutes “reasonable notification” within the meaning of Article 9 of the UCC.

8.3              Application of Sale Proceeds. Proceeds from the sale of the Collateral or any part thereof and all sums received or collected by Secured Party from or on account of any Collateral shall be applied by the Secured Party in the following order:

8.3.1        First, to the payment of the costs and expenses incurred by the Secured Party in connection with the collection, sale, transfer, preservation or delivery of the Collateral;

8.3.2        Second, to the reasonable attorneys’ fees and expenses incurred by the Secured Party with respect to the enforcement of its rights under this Security Agreement;

8.3.3        Third, to the payment to the Secured Party of the amount then owing and unpaid for principal, interest, and other sums and charges under the Note (to be applied first to accrued interest and second to outstanding principal);

8.3.4        Fourth, to the payment to the Secured Party of the other amounts then owing and unpaid under the other Transaction Documents; and

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8.3.5        Fifth, to the payment of the surplus, if any, to the Company as applicable, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

9.                  Continued Security Interest. The Company shall not sell, transfer, license or otherwise dispose of the Collateral, or any part thereof or any interest therein, except as otherwise provided in the Second Amendment or the Note. If the Collateral, or any part thereof, is sold or otherwise disposed of in violation of these provisions, the security interest of the Secured Party shall continue in such Collateral or any part thereof (and in the Proceeds thereof) notwithstanding such sale or other disposition, and the Company will deliver any Proceeds thereof to the Secured Party to be, at the option of the Secured Party, held as Collateral hereunder, and/or be applied to the Obligations.

10.              Termination of Security Interests. Upon the indefeasible payment in full of all Obligations (other than indemnity obligations as to which no claim has theretofore been asserted), the security interest in the Collateral shall terminate and all rights in the Collateral shall revert to the Company as applicable. Upon any such termination of the security interests or release of Collateral, the Secured Party will, at the Company’s expense, execute and deliver to the Company such termination statements and other documents as the Company shall reasonably request to evidence and give effect to the termination of the security interests in or the release of such Collateral, as the case may be.

11.              Cumulative Rights. The rights, powers and remedies of the Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party under any statute or rule of law or any other agreement (including the other Transaction Documents), all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

12.              Waiver. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. The Company waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power prior to pursuing such Company in respect of the Obligations.

13.              Binding Upon Successors and Assigns; Joint and Several Liability. All rights of the Secured Party under this Security Agreement shall inure to the benefit of their successors and assigns, and all obligations of the Company shall bind the representatives, executors, administrators, heirs, successors and assigns of the Company. The Company may not assign this Security Agreement. The Secured Party may assign this Security Agreement with the prior written consent of the Company, and if assigned, the assignee shall be entitled, upon notifying the Company, to the payment and performance of all of the agreements of the Company hereunder and to all of the rights and remedies of Secured Party hereunder. It is agreed that the liability of the Company hereunder is independent of any other Guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the Company’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

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14.              Continuing Security Interest; Assignments. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until termination as provided herein, (ii) be binding upon the Company, the Secured Party and their respective successors and assigns, and (iii) inure, together with the rights, powers and remedies of the Company and the Secured Party hereunder, to the benefit of the Company, the Secured Party and their respective successors, transferees and permitted assigns, as the case may be.

15.              Entire Agreement; Severability; Amendment. This Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of the Company and Secured Party, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Security Agreement may not be modified, altered or amended except by a written agreement signed by the parties hereto.

16.              Headings. The captions or titles of the sections of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

17.              Choice of Law. This Security Agreement shall (irrespective of where it is executed, delivered and/or performed) be construed in accordance with and governed by the laws of the State of California and, where applicable and except as otherwise defined herein or by reference to the Second Amendment or the Note, terms used herein shall have the meanings given them in the UCC. Without limitation of Secured Party’s rights to commence an action against the Company in any court having jurisdiction, the Company irrevocably and unconditionally submits to the jurisdiction of the federal or state courts of the State of California, as Secured Party may deem appropriate, in connection with any legal action or proceeding arising out of or relating to this Security Agreement, and the Company waives any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding. The Company agrees that service of process in any such proceeding may be made by mail addressed to it in accordance with the notice provisions of Sections 8.2 of the Note. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Security Agreement or the transactions contemplated hereby.

18.              Attorneys’ Fees. If any attorney is engaged by Secured Party to enforce or defend any provision of this Security Agreement, or as a consequence of the occurrence of any Event of Default under this Security Agreement, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Company, then the Company shall immediately pay to Secured Party, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Secured Party in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of Note as specified therein.

19.              Specific Performance. Each of the parties acknowledge and agree that other parties would be irreparably damaged if any of the provisions of this Security Agreement are not performed in accordance with their specific terms and that any breach of this Security Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Security Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, without posting any bond or other undertaking.

13

20.              Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be given and deemed received as provided in the Note.

21.              Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

22.              Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, the Company, the Secured Party, and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Secured Party.

23.              Controlling Instrument. In the event any provision of this Security Agreement conflicts with any provision of the Note, the Note shall be controlling.

[THIS SPACE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

COMPANY:

EOS GLOBAL PETRO, INC.

a Delaware corporation

By: _________________________________________

Name:

Its:

SECURED PARTY:

LOWCAL INDUSTRIES, LLC

a Wyoming limited liability company

By: _________________________________________

Name: Kinderlach Ltd Co

Its: Managing Member

EXHIBIT A

[form of upstream guaranty]

SUBSIDIARY GUARANTY OF PAYMENT

SUBSIDIARY GUARANTY (this “Guaranty”) dated as of ______________, 2013 made by ___________________________, an _______________________, the mailing address of which is 1999 Avenue of the Stars, Suite 2520, Los Angeles CA 90067 (the “Guarantor”) in favor of the Holder (as defined in the Second Amended and Restated Loan Agreement and Secured Promissory Note referred to below).

RECITALS

A. EOS GLOBAL PETRO, INC., a Delaware corporation (the “Company”) is party to a Second Amended and Restated Loan Agreement and Secured Promissory Note dated as of November 6, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; the capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement) with the Holder party thereto.

B. The Guarantor may receive, directly or indirectly, a portion of the proceeds from the Notes purchased pursuant to the Note Purchase Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Note Purchase Agreement.

C. The Guarantor is also a party to a Pledge and Security Agreement dated as of November 6, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). The Company’s Obligations (as defined herein) are secured by the Security Agreement.

D. It is a condition precedent to the purchasing of the Notes by the Holder under the Note Purchase Agreement that the Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:

1. Guaranty of Payment.

Guarantor hereby absolutely, unconditionally and irrevocably guaranties to the Holder, the punctual payment when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of Company to the Holder evidenced by the Note Purchase Agreement and any other amounts that may become owing by the Company under the Transaction Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”). This Guaranty is a present and continuing guaranty of payment and not of collectibility, and Holder shall not be required to prosecute collection, enforcement or other remedies against the Company or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on Guarantor for payment. If for any reason Company shall fail or be unable to pay, punctually and fully, any of the Payment Obligations, Guarantor shall pay such obligations to Holder in full immediately upon demand. One or more successive actions may be brought against Guarantor, as often as Holder deem advisable, until all of the Payment Obligations are paid and performed in full. The Payment Obligations, together with all other payment obligations of Guarantor hereunder are referred to herein as “Company’s Obligations.”

Guarantor hereby confirms that it is the intention of all such Persons that this Guaranty and the Company’s Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Company’s Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, undersigned hereby irrevocably agrees that the Company’s Obligations of the undersigned under this Guaranty at any time shall be limited to the maximum amount as will result in the Company’s Obligations of the undersigned under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 8.01 (f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

2. Holder Has No Duty to Make Advances. Holder shall not at any time be under any duty to Guarantor to grant any financial accommodation to Company, irrespective of any duty or commitment, if any, of Holder to Company, or to follow or direct the application of the proceeds of any such financial accommodation.

3. Representations and Warranties. The following shall constitute representations and warranties of Guarantor, and Guarantor hereby acknowledges that Holder intends to purchase the Notes in reliance thereon:

Except with respect to the terms and provisions of the obligations owed by the Guarantor to the Holder, neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to Holder by Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty.

4. Continuing Guaranty. Guarantor agrees that performance of Company’s Obligations by Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Holder, Company, any other guarantor of Company’s Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including without limitation:

any lack of validity or enforceability of any of the Transaction Documents;

any termination, amendment, modification or other change in any of the Transaction Documents, including, without limitation, any modification of the interest rate(s) described therein;

any furnishing, exchange, substitution or release of any collateral securing repayment of the Notes, or any failure to perfect any lien in such collateral;

any failure, omission or delay on the part of Company, Guarantor, any other guarantor of Company’s Obligations or Holder to conform or comply with any term of any of the Transaction Documents or any failure of Holder to give notice of any event of default under the Transaction Documents;

any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Transaction Documents;

any action or inaction by Holder under or in respect of any of the Transaction Documents, any failure, lack of diligence, omission or delay on the part of Holder to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Transaction Documents, or any other action or inaction on the part of Holder;

any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Company, Guarantor or any other guarantor of Company’s Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

any merger or consolidation of Company into or with any entity, or any sale, lease or transfer of any of the assets of Company, Guarantor or any other guarantor of Company’s Obligations to any other person or entity;

any change in the ownership of Company or any change in the relationship between Company and Guarantor, or any termination of any such relationship;

any release or discharge by operation of law of Company, Guarantor or any other guarantor of Company’s Obligations from any obligation or agreement contained in any of the Transaction Documents; or

any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Company or Guarantor to the fullest extent permitted by law.

5. Waivers. Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to above except to the extent the Holder otherwise owes notice and/or opportunity to cure, to the Guarantor under the documents by or between the Guarantor and the Holder, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Transaction Documents and notice of any event of default or any failure on the part of Company, Guarantor or any other guarantor of Company’s Obligations to perform or comply with any covenant, agreement, term or condition of any of the Transaction Documents, (iii) any right to the enforcement, assertion or exercise against Company, Guarantor or any other guarantor of Company’s Obligations of any right or remedy conferred under any of the Transaction Documents, (iv) any requirement of diligence on the part of any person or entity, (v) to the fullest extent permitted by law and except as otherwise expressly provided in this Guaranty or the other Transaction Documents, any claims based on allegations that Holder has failed to act in a commercially reasonable manner or failed to exercise Holder’ so-called obligation of good faith and fair dealing, (vi) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any of the Transaction Documents, and (vii) any notice of any sale, transfer or other disposition of any right, title or interest of Holder under any of the Transaction Documents.

6. Subordination. Guarantor agrees that any and all present and future debts and obligations of Company to Guarantor hereby are subordinated to the claims of Holder.

23.1.2    Subrogation Waiver. Until Company’s Obligations irrevocably are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantor or Company as a preferential or fraudulent payment have expired, Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which Guarantor may now or hereafter have by and from Company and the successors and assigns of Company, for any payments made by Guarantor to Holder, including, without limitation, any rights which might allow Company, Company’s successors, a creditor of Company, or a trustee in bankruptcy of Company to claim in bankruptcy or any other similar proceedings that any payment made by Company or Company’s successors and assigns to Holder was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Company, a creditor or trustee in bankruptcy of Company as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Holder.

7. Reinstatement. The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of Company’s Obligations or Guarantor’s obligations under this Guaranty and/or payment by any other guarantor is rescinded or otherwise must be restored or returned by Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor, Company, other guarantor or otherwise, all as though such payment had not been made.

8. Enforcement Costs. If: (a) this Guaranty is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent Holder in any other proceedings whatsoever in connection with this Guaranty, then Guarantor shall pay to Holder upon demand all fees, costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

9. Successors and Assigns; Joint and Several Liability. This Guaranty shall inure to the benefit of Holder and their participants, successors and assigns. This Guaranty shall be binding on Guarantor and the successors and assigns of Guarantor. It is agreed that the undersigned’s liability hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to Company’s Obligations or any part thereof and that Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

10. No Waiver of Rights. No delay or failure on the part of any Holder to exercise any right, power or privilege under this Guaranty or any of the other Transaction Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

11. Modification. Any provision of this Guaranty may be amended, waived or modified upon the written consent of Guarantor, Company and the Holder.

12. Joinder. Any action to enforce this Guaranty may be brought against Guarantor without any reimbursement or Joinder of Company or any other guarantor of Company’s Obligations in such action.

13. Severability. If any provision of this Guaranty becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Guaranty, and such court will replace such illegal, void or unenforceable provision of this Guaranty with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Guaranty shall be enforceable in accordance with its terms.

14. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The Guarantor agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guaranty (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be brought against it in the state and federal courts sitting in the City of Los Angeles. The Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Guaranty), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper and agrees that service of process in any such proceeding may be made by mail addressed to it in accordance with Sections 8.11(b) (personal delivery) or (f) (certified or registered mail) of the Note Purchase Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Guaranty, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Notice. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (a) if to Holder or if to the Company, at the respective addresses of the parties as set forth in or determined pursuant to the Note Purchase Agreement, or (b) if to the Guarantor, at 1999 Avenue of the Stars, Suite 2520, Los Angeles CA 90067, Attn: Nikolas Konstant, President, facsimile: (310) 277-0591, or at such other address or facsimile number as the Guarantor shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given as provided in the Note Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GUARANTOR]

By: _________________________________

Name and Title:

EXHIBIT B

[Irrevocable Payment Instruction Agreement]

IRREVOCABLE PAYMENT INSTRUCTION AGREEMENT

This IRREVOCABLE PAYMENT INSTRUCTION AGREEMENT dated December 20, 2013 (this “Instruction”) is made by and between Eos Petro, Inc., a Nevada corporation (“Eos”), Buccaneer Alaska, LLC, a Texas limited liability company (“Buccaneer”), Buccaneer Alaska Operations, LLC, an Alaskan limited liability company (“Operations”), and LowCal Industries LLC, a Wyoming limited liability company (“LowCal”).

WHEREAS, on October 17, 2013, Eos, Buccaneer and Operations entered into a Second Amended and Restated Cook Inlet Participation Agreement (the “Amended Participation Agreement”);

WHEREAS, on or about November 6, 2013, Eos desires to sell and LowCal desires to purchase a secured promissory note in the aggregate principal amount of $5,000,000, as set forth in the in the Second Amended and Restated Loan Agreement and Secured Promissory Note between Eos Global Petro, Inc., Eos’ wholly-owned subsidiary, and LowCal, dated as of November 6, 2013 (the “Note”);

WHEREAS, the Note would be secured by, amongst other items, Eos granting to LowCal a first priority right to receive any proceeds payable to Eos pursuant to the Participation Agreement until such time as the Note has been repaid in full (the “Proceeds”) while the Note is outstanding, including, but not limited to: (a) all cash proceeds collected and payable under the ACES Reimbursement Program and Participation Agreement; and (b) all of Eos’ economic rights in the oil and gas lease(s) set forth in the Participation Agreement;

WHEREAS, Baker & Hostetler, LLP (the “Escrow Agent”) has agreed to serve as the escrow agent and receive, hold and distribute the Proceeds to LowCal to pay off the Note, as is further set forth in the Escrow Agreement, dated as of December 20, 2013 (the “Escrow Agreement”);

WHEREAS, LowCal has conditioned the final closing of the Note and the sale and purchase of the Note upon the full execution of this Instruction;

WHEREAS, in order to induce Buccaneer and Operations to execute this Instruction, Eos and LowCal shall agree to indemnify Buccaneer, Operations, and their directors, officers, and agents for, and agree to hold such persons harmless against, any liability, loss or expense incurred by such persons in connection with or arising out of this Instruction.

NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, conditions and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Payment of Proceeds Directly to Escrow Agent. Effective as of the date of this Instruction, and until such time as Buccaneer and Operations receive a written notification signed by Eos and LowCal informing Buccaneer and Operations that the Instruction is being terminated (the “Termination Notification”), Eos hereby instructs Buccaneer and Operations, and Buccaneer and Operations hereby agree, to pay, or cause to be paid, all of the Proceeds directly to Escrow Agent via wire transfer to the account of Escrow Agent set forth on Exhibit A attached hereto, or in such other manner as Eos and LowCal, jointly, may direct Buccaneer and Operations in writing.

2. Priority. At all times prior to receipt of the Termination Notification, Escrow Agent’s rights to receive the Proceeds for and on behalf of Eos and LowCal pursuant to the terms of the Escrow Agreement shall have priority over all other rights to receive the Proceeds by Eos and all of Eos’ subsidiaries.

3. Limitation on Duties and Responsibilities of Buccaneer and Operations. The duties and responsibilities of Buccaneer and Operations under this Instruction shall be subject to the following terms and conditions:

(a) Eos and LowCal acknowledge and agree that Buccaneer and Operations: (i) shall not be responsible for or bound by, and shall not be required to inquire into whether Eos, LowCal, or any other person other than the Escrow Agent is entitled to receipt of any Proceeds pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by Buccaneer and Operations pursuant to this Instruction; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by Buccaneer and Operations in good faith to be genuine and to have been signed or presented by the proper parties, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by Buccaneer and Operations in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; and (v) shall not be under any duty to give the Proceeds held by Buccaneer or Operations any greater degree of care than Buccaneer and Operations gives its own similar proceeds.

(b) Eos and LowCal acknowledge and agree that Buccaneer and Operations are acting solely at their request and that Buccaneer and Operations shall not be liable for any action taken by Buccaneer and Operations in good faith and believed by Buccaneer and Operations to be authorized or within the rights or powers conferred upon Buccaneer and Operations by this Instruction.

(c) Eos and LowCal, jointly and severally, hereby agree to indemnify and hold harmless Buccaneer and Operations and any of Buccaneer and Operations’ partners, employees, agents officers and representatives for any action taken or omitted to be taken by Buccaneer and Operations or any of them hereunder, including the costs and expenses of defending themselves against any claim or liability under this Instruction, except in the case of gross negligence or willful misconduct on Buccaneer or Operations’ part.

(d) This Instruction sets forth exclusively the duties of Buccaneer and Operations with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Instruction.

(f) The provisions of this Section 3 shall survive the termination of this Instruction.

4. Review and Acknowledgement of Escrow Agreement. Buccaneer and Operations have reviewed and approve the Escrow Agreement and agree to jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Proceeds, and the responsibilities, obligations, and liabilities of the Escrow Agent shall be limited as set forth in the Escrow Agreement.

4.1 Buccaneer and Operations each hereby acknowledge that (i) the Escrow Agent has represented Eos (and has not represented Buccaneer or Operations) in connection with this Instruction, the Amended Participation Agreement, the Note, and other transactions contemplated hereby and thereby, and in any and all other presently existing or unknown matters (collectively with this Instruction, the Escrow Agreement, and the Note, “Any and All Transactions”); (ii) the Escrow Agent may continue to represent Eos in connection with Any and All Transactions; and (iii) if any dispute or litigation arises under Any and All Transactions, the Escrow Agent may represent Eos in connection therewith. Accordingly, Buccaneer and Operations waive any conflict or potential conflict which may exist by virtue of the Escrow Agent serving as such under this Instruction, and as counsel for Eos under Any and All Transactions, or in the event of any litigation or other cause of action arising from Any and All Transactions, and agree that Escrow Agent shall be entitled to represent Eos in the event of any such litigation or other cause of action, it being acknowledged, and agreed that the actions of Escrow Agent under this Instruction and the Escrow Agreement are merely ministerial in nature and that, for the convenience of the parties, Escrow Agent has been requested by Eos and LowCal to act as Escrow Agent hereunder.

5. Dispute Resolution: Judgments. Resolution of disputes arising under this Instruction shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Proceeds, or if Buccaneer and Operations shall in good faith be uncertain as to their duties or rights hereunder, Buccaneer and Operations shall be authorized, without liability to anyone, to: (i) refrain from taking any action other than to continue to hold the Proceeds pending receipt of an instruction signed by LowCal and Eos, or (ii) deposit the Proceeds with any court of competent jurisdiction in the State of California, in which event Buccaneer and Operations shall give written notice thereof to the Escrow Agent and shall thereupon be relieved and discharged from all further obligations pursuant to this Instruction. Buccaneer and Operations may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Proceeds or this Instruction.

(b) Upon receipt by Buccaneer and Operations of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), Buccaneer and Operations are hereby expressly authorized to comply with and obey any Court Order. In the case Buccaneer and Operations obey or comply with a Court Order, Buccaneer and Operations shall not be liable to Eos and LowCal or to any other parties, firm, corporation or entity by reason of such compliance.

6. Tax Matters. Eos agrees: (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Proceeds or performance of other activities under this Instruction; (ii) to indemnify and hold Buccaneer and Operations harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Buccaneer and Operations in connection with, on account of or relating to the Proceeds, the management established hereby, any payment or distribution of the Proceeds pursuant to the terms hereof or other activities performed under the terms of this Instruction, including without limitation any liability for the withholding or deduction (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Instruction. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Instruction.

7. Notices. Any and all notices or other communication required or desired to be given hereunder shall be validly given or made if given in writing, by messenger, FAX, e-mail upon confirmation of receipt, telecopier or deposited in the United States mail, postage prepaid, by registered or certified mail (return receipt requested) and addressed to the parties as follows:

Eos:	Eos Petro, Inc.
Attention: Nikolas Konstant
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067
Fax: 310-277-0591
E-mail: nkonstant@eos-petro.com

LowCal:	LowCal Industries, LLC
6119 Greenville Ave
Suite 340
Dallas, TX 75206-1910
Fax: (323) 443-3868

Buccaneer:	[insert notice information]

Operations:	[insert notice information]

Escrow Agent:	Baker & Hostetler, LLP
Attention: Jeffrey P. Berg
12100 Wilshire Boulevard, 15th Floor
Los Angeles, CA 90025
Fax: (310) 820-8859
E-mail: jberg@bakerlaw.com

or to such other addresses as any party may designate in writing in the manner provided for the giving of notices in this paragraph. Any notice shall be deemed to be given seventy-two hours after such deposit if by mail, or on the date of telecopying, fax, messenger or e-mail.

8. Parties. Nothing in this Instruction, whether express or implied, is intended to confer any rights or remedies under or by reason of this Instruction on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Instruction intended to relieve or discharge the obligation or liability of any third person to any party to this Instruction, nor shall any provision give any third person any right of subrogation or action over and against any party to this Instruction.

9. Further Assurances. Each of the parties hereto agrees that it shall execute such further agreements, documents or instruments as may be necessary or appropriate in order to more effectively carry out the intent and purpose of this Instruction.

10. Applicable Law. This Instruction shall be governed by the laws of the State of California applicable to agreements executed and to be wholly performed in the State of California. Nothing contained in this Instruction shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision of this Instruction and any present or future law, ordinance or regulation, the latter shall prevail, but the provision of the Instruction affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

11. Assignment. No party hereto shall transfer or assign this Instruction or any interest therein or any sums that may be or become due hereunder without the prior written consent of the other parties hereto, and no purported assignment or transfer in violation of this restriction shall be valid to pass any interest to the assignee or transferee.

12. Binding Effect. This Instruction shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors and administrators, personal representatives, successors and assigns.

13. Termination. This Instruction is irrevocable and will terminate only upon Buccaneer and Operation’s valid receipt of the Termination Notification.

14. Counterparts. This Instruction may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Representation by Counsel. The parties each acknowledge that they have had the opportunity to be represented by and have their own legal counsel review and seek to revise this Instruction. This Instruction therefore shall not be interpreted against any party as the drafter.

16. Agreement. Each of the undersigned states that he has read the foregoing Instruction and understands and agrees to it.

[remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties to this Instruction have caused it to be duly executed as of the day and year first above written.

“EOS”

Eos Petro, Inc., a Nevada corporation

By:_________________________________

Name:

Title:

“LOWCAL”

LowCal Industries, LLC, a Wyoming limited liability company

By: ________________________________

Name: Kinderlach Ltd Co

Its: Managing Member

“BUCCANEER”

Buccaneer Alaska, LLC, a Texas limited liability company

By:_________________________________

Name:

Title:

“OPERATIONS”

Buccaneer Alaska Operations, LLC, an Alaskan limited liability company

By:_________________________________

Name:

Title:

EXHIBIT B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), dated as of December 20, 2013, among Eos Global Petro, Inc., a Delaware corporation (the “Company”), LowCal Industries, LLC, a Wyoming limited liability company (the “Investor”), and Baker & Hostetler LLP (the “Escrow Agent”). Company is a wholly-owned subsidiary of Eos Petro, Inc., a Nevada corporation (the “Parent”).

W I T N E S S E T H:

WHEREAS, on October 17, 2013, Parent, Buccaneer Alaska, LLC, a Texas limited liability company (“Buccaneer”), and Buccaneer Alaska Operations, LLC, an Alaskan limited liability company (“Operations”) entered into a Second Amended and Restated Cook Inlet Participation Agreement (the “Amended Participation Agreement”);

WHEREAS, on or about November 6, 2013, Company desires to sell and Investor desires to purchase a secured promissory note in the aggregate principal amount of $5,000,000, as set forth in the in the Second Amended and Restated Loan Agreement and Secured Promissory Note between Company and Investor, dated as of November 6, 2013 (the “Note”);

WHEREAS, while the Note is outstanding, the Note would be secured by, amongst other items, Company granting to Investor a first priority right to receive any proceeds payable to Parent, Company and their subsidiaries pursuant to the Amended Participation Agreement until such time as the Note has been repaid in full (the “Proceeds”), including, but not limited to: (a) all cash proceeds collected and payable under the ACES Reimbursement Program and Amended Participation Agreement; and (b) all of Company’s economic rights in the oil and gas lease(s) set forth in the Amended Participation Agreement;

WHEREAS, in order to induce Escrow Agent to execute this Agreement, Company and Investor shall agree to indemnify Escrow Agent and their directors, officers, and agents for, and agree to hold such persons harmless against, any liability, loss or expense incurred by such persons in connection with or arising out of this Agreement;

WHEREAS, the Investor and the Company have requested the Escrow Agent to hold and dispose of the Proceeds, as Escrow Agent, in accordance with the terms of this Agreement, and the Escrow Agent is willing to do so;

WHEREAS, on or about December 20, 2013, Company, Investor, Buccaneer and Operations, executed an Irrevocable Payment Instruction Agreement for the distribution of the Proceeds due to Company under the Amended Participation Agreement, (the “Payment Instruction Agreement”), whereby Buccaneer and Operations agreed, until such time as terminated under the provisions of the Payment Instruction Agreement, to directly deposit into Escrow Agent’s escrow account all Proceeds.

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NOW, THEREFORE, in consideration of the parties’ agreements set forth herein, the parties agree as follows:

1. Appointment of Escrow Agent. The Company and Investor hereby designate and appoints the Escrow Agent as Escrow Agent to serve in accordance with the terms and conditions of this Agreement. The Escrow Agent agrees to serve in such capacity on such terms and conditions.

2. Establishment of Escrow. Escrow Agent will open one or more escrow accounts (the "Escrow"), for the distribution of the Proceeds due to Company, Escrow Agent will receive from time to time for deposit into the Escrow the Proceeds. Escrow Agent shall have no obligation to accept monies, documents or instructions from any party other than Buccaneer and Operations with respect to the Escrow. All monies so deposited will be by wire transfer, in the manner set forth in Schedule A to this Agreement. Should any such wire transfer be returned to Escrow Agent as uncollectible for any reason, Escrow Agent will charge the amount of such unpaid wire transfer to Escrow, notify the Company and Investor of the amount of such returned wire transfer, the reason for return, and hold such wire transfer subject to further joint instructions from the Company and Investor. Escrow Agent will hold all monies and other property in the escrow free from any lien, claim or offset, except as set forth herein, and such monies and other property shall not become the property of the Company, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied. The Escrow Agent shall maintain the Proceeds in a non-interest-bearing account. Except as set forth in this Section 2, nothing in this Agreement shall be deemed to obligate the Escrow Agent to protect, secure or insure the Proceeds, except as may be provided by applicable law.

3. Release of Escrow Proceeds. Except for any applicable tax distributions made pursuant to Section 12 of this Agreement, any Proceeds that are deposited in Escrow shall only be distributed and released as follows:

(a) On the same day as Escrow Agent receives any Proceeds, Escrow Agent will send written notice to both Investor and Company that Proceeds were received, setting forth amount of proceeds received.

(b) Within five (5) business days after notice is given to Investor, Investor must instruct Escrow Agent in writing containing one of the two following elections:

(i) Accept distribution and release of such Proceeds by Escrow Agent to Investor, as pre-payment on the Note; or

(ii) Refuse pre-payment on the Note. If Investor elects to refuse pre-payment, Investor’s instructions must also specifically acknowledge that, by refusing pre-payment, Parent, Company and their subsidiaries are now free to use such Proceeds for any other business purpose, including but not limited to general working capital. In such event, Escrow Agent will distribute and release such Proceeds to Company.

(c) If Investor fails to deliver a written notice within five (5) business days, then on the sixth (6) business day, Investor shall be deemed to have given the instruction set forth in Section 4(b)(ii), above, including the acknowledgement, and Escrow Agent shall release funds to Company.

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(d) If Escrow Agent receives Instructions pursuant to Section 4(b)(i), then Escrow Agent will direct Proceeds to Investor subject to the wiring instructions listed in Schedule A, as may be amended from time to time by the Investor. If Escrow Agent receives Instructions pursuant to Section 4(b)(ii), then Escrow Agent will direct Proceeds to Company subject to the wiring instructions listed in Schedule A, as may be amended from time to time by the Company.

4. Rights and Duties of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

Limitations. The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be liable to any party except for the performance of its duties and obligations as specifically set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent shall not be responsible in any manner for any failure or inability of the Company, Investor, Buccaneer or Operations to perform or comply with any of their respective obligations under the Amended Participation Agreement, the Payment Instruction Agreement, this Agreement, the Note or any related agreement. Under no circumstances will Escrow Agent be required to disburse any monies until the wire transfer therefore has been collected in good funds. Any funds distributed from the Escrow by wire transfer to Investor or Company will be sent in the manner set forth in Schedule A to this Agreement.

Indemnity. Investor and the Company agree (i) to make no claim, and to bring no action, suit or proceeding, against the Escrow Agent or any of its partners, associates, employees or agents (the Escrow Agent and any such other party is referred to as an “Indemnified Party”) on account of any alleged loss, liability, cost or expense (including, without limitation, attorneys’ fees and disbursements) arising out of, or in connection with, the Escrow Agent’s acceptance or performance (including acts and omissions) of its duties and obligations under this Agreement, except for any willful misconduct or gross negligence of the Escrow Agent, and (ii) to reimburse and indemnify each Indemnified Party for, and hold it harmless against, any loss, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements, whether paid to retained attorneys or amounts representing the fair value of legal services rendered to or for itself) incurred in good faith by the Escrow Agent, and arising out of, or in connection with, the Escrow Agent’s acceptance or performance of its duties hereunder (including acts and omissions), without willful misconduct or gross negligence, as well as the reasonable costs and expenses of instituting, prosecuting or defending any claim, action, suit or proceeding arising out of, or relating to, this Agreement, including, without limitation, any action for interpleader or a declaratory judgment instituted by the Escrow Agent.

Reliance. The Escrow Agent shall be entitled to act and rely, and shall not incur liabilities for acting and relying, on any written certificate, notice, instruction, order, judgment, award or other document given to it which the Escrow Agent reasonably and in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any party purporting to give such certificate, notice, instruction, order, judgment, award or other document has been duly authorized to do so. The Escrow Agent assumes no responsibility for the truth or accuracy of any such document.

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Advice of Counsel. The Escrow Agent may seek the advice of legal counsel, including Baker & Hostetler LLP, in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and may rely on an opinion of such counsel. In rendering such opinion, such counsel may rely on statements of fact furnished to them by persons reasonably believed by such counsel to be credible, and such counsel shall have no liability for the accuracy of the facts so relied on, nor shall such counsel have any liability for matters of their own judgment forming a part of the process of providing such opinion.

Resignation. The Escrow Agent may resign as Escrow Agent hereunder and shall be discharged from all further duties, liabilities and obligations hereunder at any time on giving 30 days’ notice of such resignation to the Company and Investor. The Company and Investor shall thereupon jointly designate a successor Escrow Agent reasonably acceptable to Investor and Company within such 30-day period, to which the Escrow Agent shall promptly deliver any Proceeds or control thereof.

Termination. The Company may terminate this Agreement at any time on at least five business days’ written notice to the Escrow Agent, and, in such event, the Escrow Agent shall dispose of any Proceeds held in Escrow, but only as directed in written instructions jointly signed by the Company and Investor.

Successor Escrow Agent. Any successor Escrow Agent shall have all of the duties, obligations and rights of the Escrow Agent under this Agreement and the successor Escrow Agent shall execute a counterpart of this Agreement designating such party as Escrow Agent hereunder

Disputes. The Company and Investor authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued or if a dispute arises as to the disposition of any Proceeds or as to a successor Escrow Agent, to interplead all interested parties in any federal or state courts of competent jurisdiction in the State of California, and to deposit such Proceeds with the clerk of that court. The Escrow Agent shall be discharged of all of its duties and obligations hereunder on any such deposit of any Proceeds, with respect to such Proceeds. The Company and Investor irrevocably consent and submit to the jurisdiction of such court in any such action and waives all rights to contest the jurisdiction of such court or tribunal.

Costs and Fees. The Company shall be solely responsible for all fees, costs and charges of the Escrow Agent for the performance of its duties hereunder.

Waiver of Conflicts. The Company and Investor acknowledge that (i) the Escrow Agent has represented the Company, Parent and their subsidiaries in connection with this Agreement, the Note, the Amended Participation Agreement, the other transactions contemplated by the Amended Participation Agreement and in other matters; (ii) the Escrow Agent may continue to represent the Company in connection therewith, the transactions contemplated hereby and thereby and any other matters; and (iii) if any dispute or litigation arises under this Agreement, the Amended Participation Agreement, the transactions contemplated by the Amended Participation Agreement, the Note or any other matters, the Escrow Agent may represent the Company in connection therewith. Accordingly, the Company and the Investor waive any conflict or potential conflict which may exist by virtue of the Escrow Agent serving as such under this Agreement, and as counsel for the Company under the Amended Participation Agreement and the other transactions contemplated by the Amended Participation Agreement, and any other matters, or in the event of any litigation or other cause of action arising from this Agreement, the Amended Participation Agreement, the other transactions contemplated by the Amended Participation Agreement or otherwise, and agree that Escrow Agent shall be entitled to represent the Company in the event of any such litigation or other cause of action, it being acknowledged, and agreed that the actions of Escrow Agent under this Agreement are merely ministerial in nature and that, for the convenience of the parties, Escrow Agent has been requested by the Company and the Investor to act as Escrow Agent hereunder.

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5. Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Eos Petro, Inc.

Attention: Nikolas Konstant

1999 Avenue of the Stars, Suite 2520

Los Angeles, CA 90067

Fax: 310-277-0591

E-mail: nkonstant@eos-petro.com

If to the Investor:

LowCal Industries, LLC

6119 Greenville Ave

Suite 340

Dallas, TX 75206-1910

Fax: (323)443-3868

If to the Escrow Agent:

Jeffrey P. Berg, Esq.

Baker & Hostetler LLP

12100 Wilshire Boulevard, 15th Floor

Los Angeles, CA 90025

Fax: (310) 820-8859

E-mail: jberg@bakerlaw.com

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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6. E-Mail/Facsimile. The Company and Investor agree that Escrow Agent may, but need not, honor and follow instructions, amendments or other orders (“orders”) which shall be provided by electronic transmission (“e-mail”) to Escrow Agent in connection with this Escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company or the Investor, as applicable, may have been affixed thereto if such signature in Escrow Agent's sole judgment is an authorized signature of the Company or the Investor, as applicable. The Company and Investor indemnify and holds Escrow Agent free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized e-mail or faxed order. The Company agrees to pay all attorney fees and cost incurred by Escrow Agent in connection with said claim(s).

7. Entire Agreement; Amendments; No Waivers. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

8. Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of the others.

9 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. The Company and Investor hereby submit and consent to the jurisdiction of the federal courts in the State of California, including the federal or state courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Agreement.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

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11. Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections are to the sections of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates. The form and contents of this Agreement have been negotiated and approved by both parties, who have been represented by separate counsel. The language and any ambiguities this Agreement may contain are not to be construed against any of the other parties and in interpreting the provisions of this Agreement, no prior drafts shall be referred to.

12. Tax Matters. The Company and Investor agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Proceeds or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Proceeds, the management established hereby, any payment or distribution of or from the Proceeds pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

13. Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) may require the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures may require the Escrow Agent to obtain information which may be used to confirm the identity of the Company or any Investor, including without limitation name, address and organizational documents (“identifying information”). The Company and Investor agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank. Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EOS GLOBAL PETRO, INC.

By: _____________________________

Name: _____________________________

Title: _____________________________

LOWCAL INDUSTRIES, LLC

By: _____________________________

Name: Kinderlach Ltd Co

Title: Managing Member

BAKER & HOSTETLER LLP

By: _________________________________
Jeffrey P. Berg, Partner

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SCHEDULE A

wire transfer instructions

If to Escrow Agent:

Bank:

ABA #:

Acct. #: SWIFT:

Attn: Jeffrey P. Berg

Ref: Eos Petro, Inc.

If to Investor:

Bank:

ABA #:

Acct. #: SWIFT:

Attn:

Ref: LowCal Industries, LLC

If to Company:

Bank:

ABA #:

Acct. #:

Attn: Nikolas Konstant

Ref: Eos Petro, Inc.

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EXHIBIT C

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and/or interest due on the Note issued by Eos Petro, Inc. on ________________, 20___ into shares of __________ Stock of Eos Petro, Inc. according to the conditions set forth in Section 2.6 such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Name on Certificate for Shares:

Address for Delivery of Share Certificate:

Signature:

Print Name:

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